UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 24, 2023

TSR, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38838	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY 11788

(Address of Principal Executive Offices) (Zip Code)

(631) 231-0333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On April 24, 2023, TSR, Inc. (“TSR” or the “Company”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with certain other parties, including Fintech Consulting, LLC (“Fintech”) and Taj Haslani (collectively with Fintech, the “Plaintiffs”), and QAR Industries, Inc. (“QAR”), Robert E. Fitzgerald (“Fitzgerald”) and Bradley Tirpak (“Tirpak”, and collectively with QAR, Fitzgerald and the Company, the “Defendants”) with respect to all pending litigation among the parties.

Pending Litigation. On January 22, 2023, Fintech filed a complaint in the United States District Court for the District of Delaware, captioned Fintech Consulting LLC, d/b/a Aptask v. TSR, Inc.; Qar Industries, Inc.; Robert E. Fitzgerald; and Bradley Tirpak Case 1:23-cv-00074-MN, alleging claims against the Defendants under: (i) Section 10(b) of the Exchange Act of 1934 and Securities and Exchange Commission Rule 10b-5, and (ii) the common law (the “Action”), in each case in connection with a Share Purchase Agreement, dated January 31, 2021, by and between Fintech, as the seller of shares of TSR’s common stock, and QAR and Tirpak, as the purchasers of such shares (the “SPA”). Pursuant to the Settlement Agreement, the parties have agreed to settle and resolve the claims made in the Action, and any claims that could have been made in the Action, in order to avoid the expense and uncertainty of trial. No party admitted any liability by entering into the Settlement Agreement.

Settlement Payment and Release. Pursuant to the Settlement Agreement, the Defendants have agreed to make a payment of $75,000 (the “Settlement Amount”) to Fintech within seven days of the date of the execution of the Settlement Agreement. Upon the payment of the Settlement Amount pursuant to the Settlement Agreement (i) Plaintiffs forever release and discharge Defendants from any and all claims or liability of any nature whatsoever; (ii) Defendants forever release and discharge Plaintiffs from any and all claims or liability of any nature whatsoever that relate to the Action or the SPA; and (iii) Plaintiffs will file a Stipulation of Dismissal with Prejudice.

Other Provisions. The Settlement Agreement contains certain other customary terms.

The foregoing description of the Settlement Agreement is qualified by the full text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Information Concerning Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to management’s good faith expectations and beliefs, which are subject to inherent uncertainties which are difficult to predict, and may be beyond the ability of the Company to control. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements.

Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Form 8-K. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements which may be made to reflect events or circumstance after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances. For additional information, please refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended May 31, 2022 and the Quarterly Report on Form 10-Q for the period ended February 28, 2023.

[Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Settlement Agreement and Release, dated April 24, 2023, by and among TSR, Inc., QAR Industries, Inc., Robert Fitzgerald, Bradley Tirpak, Fintech Consulting, LLC and Taj Haslani
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, Inc.

By:	/s/ John G. Sharkey
John G. Sharkey
Sr. Vice President, Chief Financial Officer and Secretary

Dated: April 26, 2023

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